EXHIBIT 23.1

BECKSTEAD & COMPANY, CPAs

(a PCAOB-registered audit firm)

Board of Directors as Audit Committee

SDMS, Inc.

333 Court Street #2

Hoboken, NJ 07030

We hereby consent to the inclusion of our audit report dated April 24, 2014, on the consolidated financial statements of SDMS, Inc. for the years ended December 31, 2013 and 2012, in the Form S-1/A-2 Registration Statement dated October 23, 2014 to be filed with the US Securities and Exchange Commission.

/s/ Beckstead & Company

Beckstead & Company

October 23, 2014

321 Greenleaf Glen Street, Henderson, NV 89014

702-528-1984(office) 855-301-9788(efax)